UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 3, 2005

Particle Drilling Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000 30819	20 1563395
(Commission File Number)	(I.R.S. Employer Identification No.)

808 Travis, Suite 850 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 223-3031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry Into a Material Definitive Agreement

Director Compensation

On May 2, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Particle Drilling Technologies, Inc., a Nevada corporation (the “Company”), recommended that the Board approve a new Board Compensation Package (the “Package”) which will be effective as of June 1, 2005.  The Package was approved by the Board on May 3, 2005.  Under the Package, non-employee directors of the Company will receive an annual retainer of $20,000 and $1,500 for each formal Board meeting attended.  In addition, each non-employee director who is also a committee member will receive an annual committee retainer fee of $2,500 and $750 for each formal committee meeting attended.  Each non-employee director who is also a committee chair will receive an additional annual retainer of $2,500.  The Package also provides for annual equity compensation for each non-employee director consisting of 5,000 shares of restricted common stock of the Company and an option for 15,000 shares of common stock of the Company.  In addition, any new non-employee directors will be granted an option for 25,000 shares of the common stock of the Company as a one time award upon joining the Board.  In addition to receiving the compensation described above as a director, the Chairman of the Board will receive an annual retainer of $2,500, as well as an annual award of 5,000 shares of restricted common stock of the Company and an option for 15,000 shares of common stock of the Company.  All option awards will be non-qualified stock options and, together will all awards of restricted stock, will be issued pursuant to equity compensation plans of the Company in effect at the time of the award and will be exercisable for a ten-year period from the date of grant of the award.  The restricted stock and option awards will vest in 50% installments on each anniversary of the date of grant of the award.

Management Bonus Plan

On May 2, 2005, the Committee recommended that the Board approve a new Management Bonus Plan (the “Bonus Plan”) for the year ending September 30, 2005.  The Plan was approved by the Board on May 3, 2005.  Under the Bonus Plan, bonuses will be awarded to employees, including members of the Company’s executive team, based on a percentage of annual salaries upon the satisfaction of certain goals.  The goals include attaining measured results for some or all of the following categories: cash flow, capital and research and development budgets, revenues, research and development and operations, and safety.  Under the terms of the Bonus Plan, members of the Company’s executive team will be entitled to receive bonus targets ranging from 40% to 80% of their annual base salary.  Mr. John Schiller, the Company's interim President and Chief Executive Officer, may receive a bonus at the discretion of the Committee, but such bonus will not relate to a specified percentage of any base salary because Mr. Schiller does not receive a base salary from the Company.  The Committee is authorized to consider whether the bonus should be awarded in cash or a combination of cash and restricted stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTICLE DRILLING TECHNOLOGIES, INC.

Date:	May 9, 2005	By:	/s/ J. Christopher Boswell
		Name:	J. Christopher Boswell
		Title:	Senior Vice President and
Chief Financial Officer